UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2005

FINDEX.COM, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-29963	88-0379462
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11204 Davenport Street, Suite 100, Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 333-1900

N/A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report.

On November 30, 2005, our management and board of directors, in consultation with Chisholm, Bierwolf & Nilson, P.C., our independent registered accounting firm, determined that we will revise our previously issued consolidated balance sheets, statements of operations, statements of stockholders’ equity, and statements of cash flows for the fiscal year ended December 31, 2004 and each of the three month periods September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 and concluded that such previously issued financial statements, including the December 31, 2004 financial statements contained in our registration statement on Form SB-2 originally filed by us on November 22, 2004 but not yet declared effective by the Securities and Exchange Commission (“SEC”), should no longer be relied upon.

In order to address comments from the staff (the “Staff”) of the SEC in connection with the Staff’s review of our Form SB-2/A, our management and our board of directors concluded that we should make certain revisions correcting an error on our part in previously recording the warrants issued to Barron Partners, LP as part of a Stock Purchase Agreement entered into on July 19, 2004 as additional paid in capital within stockholders’ equity. Our management has determined that the warrants do not meet all of the EITF 00-19 conditions permitting an equity classification. Further, management believes the warrants should be classified as a liability as of the date of the stock purchase agreement, and the warrants should be fair-valued at each subsequent balance sheet date with any changes in the fair value reflected in the statements of operations as “Other income” or “Other expense” accordingly. Therefore, these adjustments will be reflected in the restated filings on Form 10-QSB/A for the periods ended September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 and on Form 10-KSB/A for the year ended December 31, 2004.

We expect to complete the restatements and file the amended reports within the next thirty days. There can be no assurance, however, that we will be able to complete and file these amended reports within this time frame.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2005	FINDEX.COM, INC.
By: /s/ Steven Malone
Steven Malone
President & Chief Executive Officer